UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Philip Morris International Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed: March 23, 2017

PHILIP MORRIS INTERNATIONAL

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IMPORTANT ANNUAL MEETING INFORMATION 000004
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Vote by Internet
• Go to www.investorvote.com/pm
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Shareholder Meeting Notice
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Important Notice Regarding the Availability of Proxy Materials for the
Philip Morris International Inc. 2017 Annual Shareholder Meeting to be Held on May 3, 2017.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The Proxy Statement and 2016 Annual Report to Shareholders are available at:
www.investorvote.com/pm
Easy Online Access — A Convenient Way To View Proxy Materials and To Vote Your Shares.
Step 1: Go to www.investorvote.com/pm
Step 2: Click the Current Meeting Materials button on the right side of the screen to view the proxy materials
Step 3: Follow the instructions on the screen to log in
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote
When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.
Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 23, 2017 to facilitate timely delivery.
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Shareholder Meeting Notice
The Philip Morris International Inc. 2017 Annual Meeting of Shareholders will be held on May 3, 2017 at the
Grand Hyatt New York, Empire State Ballroom, Fourth Floor, 109 East 42nd Street, New York, NY 10017 at 9:00 a.m., EDT.
Proposals to be voted on at the Meeting are listed below along with the Board of Directors’ recommendations.
The Board of Directors recommends that you vote FOR the following proposals:
1. Election of Directors: Harold Brown, André Calantzopoulos, Louis C. Camilleri, Massimo Ferragamo, Werner Geissler, Jennifer Li, Jun Makihara, Sergio Marchionne, Kalpana Morparia, Lucio A. Noto, Frederik Paulsen, Robert B. Polet, and Stephen M. Wolf
2. Advisory Vote Approving Executive Compensation
The Board of Directors recommends that you vote for EVERY 1 YEAR for the following Proposal:
3. Advisory Resolution on the Frequency of Future Advisory Votes on Executive Compensation
The Board of Directors recommends that you vote FOR the following proposals:
4. Approval of the 2017 Performance Incentive Plan
5. Approval of the 2017 Stock Compensation plan for Non-Employee Directors
6. Ratification of the Selection of Independent Auditors
The Board of Directors recommends that you vote AGAINST the following proposals:
7. Shareholder Proposal 1 — Human Rights Policy
8. Shareholder Proposal 2 — Mediation of Alleged Human Rights Violations
PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials which will include a proxy card.
To attend the 2017 Annual Meeting of Shareholders
If you wish to attend the 2017 Annual Meeting of Shareholders, you must have an admission ticket. Instructions about how to obtain an admission ticket can be found in response to Question #4 in Exhibit A of the Proxy Statement.
Directions to the 2017 Annual Meeting of Shareholders
Enter the Grand Hyatt New York on 42nd Street between Park and Lexington Avenues in New York City.
Take the escalators to the Empire State Ballroom on the 4th floor.
Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below.
E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet following the instructions below. If you request an e-mail copy of current materials you will receive an e-mail with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g Internet – Go to www.investorvote.com/pm. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or e-mail copy of the current meeting materials and submit your preference for e-mail or paper delivery of future meeting materials. g E-mail – Send an e-mail to investorvote@computershare.com with “Proxy Materials Philip Morris International” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the e-mail that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.
To facilitate timely delivery, all requests for a paper or e-mail copy of the proxy materials must be received by April 23, 2017.
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